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                                                                   EXHIBIT 99.1


                         ARBOR NATIONAL HOLDINGS, INC.
                                     PROXY
                        SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 24, 1995

  The undersigned hereby appoints Walter K. Horn and Joseph Martello, and each of them with full power of substitution, the proxy or proxies of the undersigned to vote all shares of common stock, par value $0.01 per share, of Arbor National Holdings, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held on Tuesday, January 24, 1995 at 10:00 a.m., local time, at the offices of the Company, 333 Earle Ovington Boulevard, Uniondale, New York, and at any adjournment or postponement thereof (the "Special Meeting"), with all power which the undersigned would possess if personally present (i) as designated below with respect to the Merger Proposal set forth below, as described in the Proxy Statement/Prospectus, and (ii) in their discretion with respect to such other matters as may properly come before the Special Meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE MERGER
                                   PROPOSAL.

  PROPOSAL (the "Merger Proposal") to approve the Agreement and Plan of Merger, dated as of September 23, 1994, as amended, by and among the Company, BankAmerica Corporation, Bank of America, FSB and AH Acquisition Corp.

                   [_] FOR     [_] AGAINST      [_] ABSTAIN

                                SEE REVERSE SIDE

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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE MERGER PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

  Receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement/Prospectus is hereby acknowledged.

  Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer.



                                           Dated: ______________________, 199

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                                               --------------------------------
                                                  (Signature of Shareholder)

 PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.